News Release
FOR IMMEDIATE RELEASE

Daegis Inc. Reports Fiscal 2016 First Quarter Results

Company Continues Execution on Channel Strategy and Delivers New Product Releases

IRVING, Texas – Sept. 10, 2015 – Daegis Inc. (NASDAQ: DAEG), a global information governance, data migration and application development software company, today announced financial results for its first quarter ended July 31, 2015.

First Quarter Fiscal 2016 Financial Highlights

●	Total revenue of $5.2 million, compared to $6.7 million year over year. Approximately $1.3 million of the decrease is the result of the Company’s strategic de-emphasis of its eDiscovery services business. Revenue also declined $200,000 from the strengthening dollar on certain of the Company’s European maintenance renewals.
●	GAAP net loss of $0.7 million or $0.04 loss per share, compared to GAAP net loss of $0.2 million or $0.02 loss per share for the same period last year.
●	Adjusted EBITDA of $1,000, compared to $823,000 last year. (1)
●	Non-GAAP net loss of $75,000 or $0.00 loss per share, compared to Non-GAAP Net Income of $240,000 or $0.01 per share last year. (1)
●	Cash at July 31, 2015 was $2.5 million, compared to $5.4 million at April 30, 2015. The decrease reflects a $1.5 million elective debt payment made during the quarter.
●	Total debt outstanding at July 31, 2015 was $9.8 million, a decrease of $2.0 million from April 30, 2015.

Commenting on the results, Daegis’ CEO Tim Bacci said, “Our first quarter results reflect the execution of our enterprise software strategy and the wind down of our eDiscovery services business. Excluding eDiscovery services revenue and the headwind from the strengthening dollar over last year, our revenue is slightly up year over year. There is stability in our core business with strong maintenance renewals and a backlog of approximately $1.2 million in professional services, which we expect to recognize over the remainder of this fiscal year. Our product roadmap is customer-focused with a major upgrade release of the archive planned for later this month as well as a recently released new version of our SQLBase product that delivers significant new functionality for our development and database customers.”

Bacci continued, “We’re managing the business by investing in the areas that continue to advance our strategy while maintaining a disciplined cost structure in support of our long-term strategic objectives. Our focus is where it needs to be, which is developing sustainable global direct and channel programs and initiatives while delivering products that meet the needs of our customers. Consistent with what we’ve been anticipating, we expect to begin to see top line growth, with second quarter revenue sequentially increasing by a range of $250,000 to $750,000 over the first quarter of fiscal 2016.”

Other Company Highlights

●	Released SQLBase 12.0 with significant new capabilities for scalability and multi-user performance.
●	Completed development of Version 4.0 of the AXS-One Archive to meet the enterprise needs of global organizations for expanded search capabilities, as well as SharePoint connector enhancements.
●	Achieved additional certification of the AXS-One Archive on Cisco’s storage product lines, which allows for a more comprehensive go-to-market plan with Cisco’s global sales force.
●	Conducted training initiatives to support a broader global rollout of our Information Governance solutions with Oracle’s sales force.
●	Added two seasoned enterprise software sales executives to the U.S. region.

First Quarter 2016 Comparative Financial Summary

$ In Millions, except per share and % data	Q1	Q1	% or $
	FY2016	FY2015	Change(2)
Total Revenue	$5.2	$6.7	($1.4)
Information Governance Revenue	$2.9	$4.1	($1.2)
Migration Revenue	$0.1	$0.2	($0.1)
Database & Development Tools Revenue	$2.2	$2.4	($0.2)
GAAP Net Loss	($0.7)	($0.2)	($0.4)
GAAP Net Income (Loss) Per Share – Diluted	($0.04)	($0.02)	($0.02)
Adjusted EBITDA(1)	$0.0	$0.8	($0.8)
Adjusted EBITDA Margin(1)	0%	12%	(12%)
Non-GAAP Net Income (Loss) (1)	($0.1)	$0.2	($0.3)
Non-GAAP Net Income (Loss) Per Share - Diluted(1)	($0.00)	$0.01	($0.01)

(1)	See reconciliation table below regarding the presentation of Adjusted EBITDA and Non- GAAP net income.
(2)	The calculation of percentage or dollar change is based on unrounded numbers.

About Daegis Inc.
Daegis Inc. (NASDAQ: DAEG) is a global enterprise software company with comprehensive offerings for information governance, application migration, data management and application development. Our products include leading-edge enterprise archive and eDiscovery technology, mobile application development technology, application migration and data management software. Approximately 20% of Fortune 100 companies use our solutions. We are headquartered in Irving, Texas and serve our worldwide customer base through our offices in California, New Jersey, Australia, Canada, France, Germany and the UK.

Some of the information in this press release may contain projections or other forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. We wish to caution you that these statements involve risks and uncertainties and actual events or results may differ materially. When the words “believes,” “expects,” “plans,” “projects,” “estimates” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on management’s current expectations and assumptions and information currently available to management and are subject to a number of factors and uncertainties that may cause the actual results, performance or achievements of the Company to differ materially from those described herein. Although the Company believes the expectations in this press release to be reasonable, there can be no assurance that such expectations will prove to be correct. Examples of forward-looking statements in this press release include the statements made by Mr. Bacci. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are general market and economic conditions, our ability to execute our business strategy and integrate acquired businesses, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a customer and the costs associated with providing services to that customer, the date during the course of a fiscal year that a new customer is acquired, the length of the integration cycle for new customers and the timing of revenues and costs associated therewith, our customer concentration given that the Company is currently dependent on a few large customer relationships, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new customers and control expenses, the possibility of the discontinuation of some customer relationships, the financial condition of our customers’ business and other factors detailed in the Company’s filings with the Securities and Exchange Commission.

Contact:
Daegis
Susan K. Conner
(214) 584-6427
sconner@daegis.com

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DAEGIS INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)

	July 31,	April 30,
	2015	2015
ASSETS
Current assets:
Cash	$2,460	$5,426
Accounts receivable, net	2,654	3,918
Prepaid expenses	510	765
Other current assets	217	203
Total current assets	5,841	10,312

Property and equipment, net	872	864
Goodwill	11,706	11,706
Intangibles, net	3,767	4,102
Other assets	427	422
Total assets	$22,613	$27,406

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$465	$616
Current portion of long-term debt	755	1,029
Accrued compensation and related expenses	879	869
Other accrued liabilities	785	881
Deferred revenue	5,984	7,584
Total current liabilities	8,868	10,979

Long-term debt, net of current portion	9,058	10,810
Deferred tax liabilities, net	955	1,119
Common stock warrant liability	125	195
Other long-term liabilities	578	623
Total liabilities	19,584	23,726

Commitments and contingencies

Stockholders’ equity:
Common stock	17	17
Additional paid-in capital	100,338	100,293
Accumulated other comprehensive income	280	280
Accumulated deficit	(97,606)	(96,910)
Total stockholders’ equity	3,029	3,680
Total liabilities and stockholders’ equity	$22,613	$27,406

DAEGIS INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended
	July 31,
	2015	2014
Revenues:
Information Governance	$2,922	$4,104
Migration	97	197
Database & Development Tools	2,201	2,361
Total revenues	5,220	6,662

Operating expenses:
Direct costs of revenue	1,880	2,061
Product development	1,291	1,173
Selling, general and administrative	2,859	3,370
Total operating expenses	6,030	6,604
Income (loss) from operations	(810)	58

Other income (expense):
Gain from change in fair value of common stock warrant liability	70	95
Interest expense	(210)	(303)
Other, net	(3)	(100)
Total other income (expense)	(143)	(308)

Loss before income taxes	(953)	(250)
Benefit from income taxes	(257)	(3)
Net loss	$(696)	$(247)

Loss per share:
Basic	$(0.04)	$(0.02)
Diluted	$(0.04)	$(0.02)

Weighted-average shares used in computing loss per share
Basic	16,389	16,384
Diluted	16,389	16,384

DAEGIS INC.
RECONCILIATION OF GAAP OPERATING INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands, except per share data)

	Three Months Ended
	July 31,
	2015	2014
GAAP income (loss) from operations	$(810)	$58

Amortization of intangible assets	336	384
Stock based compensation expenses	45	27
Depreciation	120	183
Charges related to alignment of business units	310	171
Total adjustments to GAAP income (loss) from operations	811	765

Adjusted EBITDA	$1	$823

RECONCILIATION OF GAAP TO NON-GAAP NET LOSS (In thousands, except per share data)

GAAP net loss	$(696)	$(247)

Amortization of intangible assets	336	384
Stock based compensation expenses	45	27
Gain loss from change in fair value of common stock warrant liability	(70)	(95)
Charges related to alignment of business units	310	171
Total adjustments to GAAP net loss	621	487

Non-GAAP net income (loss)	$(75)	$240

Non-GAAP diluted income (loss) per share	$(0.00)	$0.01

Weighted average shares used in computing income (loss) per share:
Dilutive	16,389	16,384

Use of Non-GAAP Financial Information
Daegis utilizes financial measures not calculated in accordance with generally accepted accounting principles in the United States ("GAAP") to supplement the Company's unaudited condensed consolidated financial statements and provide investors with an alternative method for assessing our operating results. We also believe these Non-GAAP measures provide investors with a more informed baseline for modeling the Company's future financial performance. Management uses the Non-GAAP financial measures to make operational decisions, to evaluate the Company's performance and to forecast. We believe that our investors should have access to, and that we are obligated to provide, the same set of tools that we use in analyzing our results. The presentation of these Non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.

Our Non-GAAP measures adjust GAAP income (loss) from operations and GAAP net income (loss) for non-cash stock based compensation expenses, amortization of intangible assets, depreciation and non-recurring charges. For more information on these Non-GAAP financial measures including how they are calculated, please see the tables in this release captioned “Reconciliation of GAAP to Non-GAAP Net Income (Loss)” and “Reconciliation of GAAP Operating Income (Loss) to Adjusted EBITDA” which includes a reconciliation of the GAAP results to Non-GAAP and Adjusted EBITDA results.